Exhibit 10.2

SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 3, 2025, is made between NRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and JGS Holdings LLC, a Wyoming limited liability company (the “Investor”). Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

RECITALS

WHEREAS, Company and Investor were parties to that certain Securities Purchase Agreement dated January 9, 2025, as amended and restated pursuant to that certain Amended and Restated Securities Purchase Agreement dated January 28, 2025 (collectively, the “Prior Agreement”);

WHEREAS, Company and Investor are parties to that certain Binding Term Sheet dated January 5, 2025 (the “Term Sheet”) pursuant to which, among other things, Investor committed to purchase common stock of Company and to receive, in addition to such common stock, certain additional consideration described therein;

WHEREAS, this Agreement amends and restates the Prior Agreement in its entirety to, among other things, incorporate herein certain material terms set forth in the Term Sheet, resulting in the termination of the Term Sheet;

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated into and made a part of this Agreement, and for the mutual covenants, promises and undertakings described herein, Company and Investor do hereby agree as follows:

AGREEMENT

1.         Purchase.

1.1	Sale and Issuance of the Shares.

(a)    Prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investor of the shares of its common stock, par value $0.001 per share (the “Shares”).

(b)    Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, 732,600 Shares at a price per share of $2.73, resulting in an aggregate purchase price of $2,000,000 (“Purchase Amount”).

(c)    The Shares will (i) be issued at the Closing to the Investor, fully paid, non-assessable and free and clear of any liens and otherwise in accordance with the terms of this Agreement, (ii) be registered to the Investor in the Company’s stock records, and (iii) have the rights and powers set forth in the Company’s Certificate of Incorporation.

1.2     Closing; Delivery. Subject to the terms and conditions of this Agreement, the closing of the transaction set forth in this Agreement (the “Closing”) and the issuance of the Shares shall take place remotely via the exchange of documents and signatures on or before February 14, 2025 on which day all conditions set forth in this Agreement have been satisfied (or waived as permitted herein) (the “Closing Date”).

(a)    The purchase and sale of the Shares on the Closing Date by the Investor shall be subject to the satisfaction or waiver by the Investor of the following conditions:

i.    The Investor has received, and the Company has delivered or made available, on or prior to the Closing Date:

1.    customary officer’s certificate (with certifications of organizational documents and appropriate authorizing resolutions) including an incumbency certificate from officers of the Company executing this Agreement;

2.    good standing certificate in the jurisdiction of organization of the Company;

3.    this Agreement duly executed by the Company;

4.    a copy of the irrevocable instructions to Continental Stock Transfer, the Company’s transfer agent (the “Transfer Agent”), instructing the Transfer Agent to deliver evidence of the issuance of such Shares as held in DRS book-entry form by the Transfer Agent and registered in the name of such Investor; and

5.    wire instructions for a bank account designated by the Company.

(b)   On or prior to the Closing, the Investor shall deliver to the Company the following:

i.    this Agreement duly executed by such Investor;

ii.    the Investor’s subscription amount for the Shares by wire transfer to the bank account designated by the Company; and

iii.    a duly executed, correct, complete and accurate IRS Form W-8 or W-9 (or any successor form), as applicable.

(c)    Other than as disclosed in reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the date of the Unaudited Financial Statements there have not been any changes, events, facts, conditions, effects or occurrences that have had (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii) above, a “Material Adverse Effect”).

1.3    Use of Proceeds. The Company covenants and agrees that it shall use the proceeds of the sale of the Shares hereunder for capital expenditures, working capital and general corporate purposes, including a corporate share repurchase program, as permitted by applicable law and legally available funds, and to pay any fees and expenses in connection with the issuance of the Shares and the execution of this Agreement, and the Hope Transaction Agreements, as defined below.

1.4    Registration of Shares.

(a)    No later than forty-five (45) days following Closing (the “Required Filing Date”), the Company shall file a registration statement on Form S-1, or such other short-form registration statement available to the Company (“Registration Statement”), with the U.S. Securities and Exchange Commission (“SEC”) to register the Shares. The Company will use its best efforts to cause such Registration Statement to be declared effective within thirty (30) days after the filing of its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Target Effective Date”). Following the registration of the Shares, the Company will facilitate the removal of any legends restricting resale. The Company shall pay all expenses in connection with the registration, issuance, and listing of the Shares. The Company will take all steps necessary to maintain the effectiveness of the Registration Statement following the date of this Agreement.

(b)          In the event that the Company fails to file the Registration Statement with the SEC by the Required Filing Date or fails to have such registration statement declared effective within sixty (60) days of the Target Effective Date, the Company shall pay the Investor liquidated damages equal to 1% of the Purchase Amount per month until such Registration Statement is filed, or declared effective by the SEC, as the case may be.

1.5     Subsequent Agreements. Subsequent to the Closing, the Company and Investor will use their best efforts to execute definitive agreements providing for, among other things, the further investment by Investor in Hope Therapeutics, Inc., a wholly-owned subsidiary of the Company (“Hope”) (“Hope Transaction Agreements”), of no less than $25.0 million to be invested in cash or other immediately available funds, payable in four (4) tranches (“Hope Investment”), the first of which shall consist of $6.25 million, which the Investor and Hope shall use their best efforts to close on or before February 17, 2025 (“Initial Tranche”), unless such Initial Tranche is extended by mutual written consent of the Company and Investor, it being understood that the Investor’s obligation to purchase, and the Company’s obligation to sell the Hope Preferred, as defined below and as set forth in this Section 1.5, is binding. The remaining three (3) tranches shall be in such amounts and invested at such times as mutually agreed by the Company and Investor in the Hope Transaction Agreements which shall reflect the Company and/or Hope’s intended acquisitions and/or operational requirements and uses of funds; provided, however, the remaining investment shall occur on or before April 1, 2025 unless extended by mutual written consent of the Company and Investor. Notwithstanding the foregoing, Investor shall be entitled to make the entire Hope Investment at any time prior to April 1, 2025 (or such extended date for the remaining investment agreed upon by the Company and Investor pursuant to the prior sentence) regardless of whether the Company or Hope request such funds or have allocated the use of such funds for any particular acquisition or operations. In consideration for the Hope Investment, the Investor shall receive the following:

(a)    Issuance of Hope Preferred. Shares of Hope’s newly issued Series A Convertible Preferred Stock with a liquidation preference equal to the Hope Investment (“Hope Preferred”). The Hope Preferred shall be convertible into 1/3 of all fully diluted outstanding equity of Hope, which shall provide a current preferred dividend of 15% per annum, paid quarterly and shall be non-callable for two years from the date of issuance. The Hope Preferred shall be issued to Investor pro-rata based on the total amount invested in each tranche constituting the total Hope Investment.

(b)         Warrant. The Company shall issue to Investor a warrant to purchase an aggregate of 3.0 million Shares (“Warrant Shares”) (the “Warrant”). The Warrant with respect to 1.5 million Warrant Shares shall vest ratably based on the total amount invested in each tranche constituting the total Hope Investment, and the Warrant with respect to the remaining 1.5 million Warrant Shares shall vest upon investment by the Investor of the Hope Investment in the full amount of $25.0 million. The Warrant shall be exercisable at a price of $4.00 per share. In the event the Hope Investment is not made in full by April 1, 2025, the Warrant with respect to unvested Warrant Shares shall terminate and be of no further force and effect. The Warrant shall have a term of twenty-four (24) months from the date of the Hope Transaction Agreements. The Warrant Shares shall be included in the Registration Statement. Should the Company fail to timely file the Registration Statement to register the Warrant Shares acquired upon exercise of the Warrant, the Investor shall be entitled to the payments set forth in Section 1.4(b).

(c)         Registration of Third-Party Shares. In the event the Investor purchases 500,000 Shares directly from Dan Javitt and 66,000 Shares from Stephen Willard, respectively (the “Founder Shares”), upon consummation of such purchase and conditioned on such purchase occurring on or before the Required Filing Date, such Founder Shares shall be included in the Registration Statement. If Investor is unable to purchase the Founder Shares on or before the Required Filing Date, the Company will register the Founder Shares pursuant to a registration statement on Form S- or such other short-form registration statement available to the Company, which shall be filed with the SEC within forty-five (45) days following any such purchase made by Investor. Following the registration of the Founder Shares, the Company will facilitate the removal of any legends restricting resale. The Company shall pay all expenses in connection with the registration, issuance, and listing of the Founder Shares. Should the Company fail to timely file a registration statement to register the resale of the Founder Shares, the Investor may exercise the rights and obligations set forth in Section 1.4(b).

(d)         Participation Right. For a period of twenty-four (24) months following the date of the Hope Transaction Agreements, the Investor shall have the right, but not the obligation, to participate in future sales of equity securities in the Company and Hope, in an amount, in aggregate, up to fifty percent (50%) of the Investor’s then-current equity security ownership in the Company or in Hope, as the case may be, with respect to retail, non-underwritten offerings and up to twenty-five percent or (25%) of the Investor’s then-current equity security ownership in the Company or in Hope, as the case may be, with respect to institutional offerings to fundamental investors and/or underwritten offerings, as applicable, in future issuances or sales by the Company or in Hope, as the case may be, of its equity securities, including, without limitation, common stock, preferred stock, or any securities convertible into or exercisable for equity securities of the Company or in Hope, as the case may be.

(e)         Royalty Payments. The Company shall pay to the Investor royalties (the “Royalties” or “Royalty”) based on the net revenue from the sale of pharmaceutical drugs by the Company (the “Product”), The Royalties shall be calculated at an initial rate of 10% of the net sales of the Product until the Investor has received total cumulative returns of $125.0 million, and thereafter at a rate of 5% until the Investor has received cumulative returns totaling $250.0 million. Cumulative return shall be defined as royalties actually paid to Investor by the Company on the sale of pharmaceutical drugs by the Company; provided, however, the Investor shall not be entitled to receive Royalty payments hereunder unless and until Investor and the Company have closed on the Hope Investment in the full amount of $25.0 million; provided, further, that the Investor and the Company shall draft the Hope Transaction Agreements to comply with any applicable regulatory and/or legal requirements and, in the event the foregoing payment of Royalties requires revision or amendment to comply with such regulatory and/or legal requirements, the Company and Investor shall negotiate in good faith to restructure the Royalties to be compliant with applicable regulatory or legal requirements while providing equivalent economics to Investor.

(f)         Board Observer Rights. Investor shall be entitled to appoint an individual to attend and participate in meetings of the Company as a board observer for a minimum of three years from the date of this Agreement.

1.6      Put Option. In the event that the parties do not execute the Hope Transaction Agreements prior to the Required Filing Date, Investor shall have the right (the “Put Right”), but not the obligation, to cause the Company to purchase from Investor all of the Shares at the Purchase Price. If the Investor desires to exercise its Put Right pursuant to this section, the Investor shall deliver to the Company a written and irrevocable notice exercising the Put Right (the “Put Right Notice”). Upon delivery of the Put Right Notice, the Company and the Investor shall each take all actions as may be reasonably necessary to consummate the exercise of the Put Right contemplated by Section 1.6 within thirty (30) days, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

2.         Representations and Warranties of the Company. Except as disclosed in the Disclosure Schedule attached hereto, and in SEC Reports (as defined herein), which disclosures shall qualify the applicable representation and warranty set forth in this Section 2, the Company represents and warrants to the Investor on the date hereof and on the Closing Date that:

2.1         Organization, Good Standing and Qualification.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect. The Company has full power and authority to enter into this Agreement, and the Agreement constitutes its valid and legally binding obligation, enforceable against such Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by such Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate legal action, and no further consent or authorization of the Company is required.

(b)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of the Company, or (iii) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the property or assets of the Company, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

2.2         Capitalization and Voting Rights.

(a)    As of the Closing, the authorized capital stock of the Company will consist of (i) 500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The capitalization of the Company and voting rights of the Common Stock and the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) are identified in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, respectively, copies of which have been made available to the Investor in connection with the consummation of this Agreement. As of the Closing, (i) 17,648,247 shares of Common Stock will be issued and outstanding and (ii) shares of Preferred Stock will be issued and outstanding, which shares of Preferred Stock have been designated as Series A Preferred.

(b)    The Company has reserved 955,28 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2021 Omnibus Incentive Plan (the “Incentive Plan”) duly adopted by the Board of Directors of the Company (the “Board of Directors”) and approved by the Company stockholders. Of such reserved shares of Common Stock, (i) 453,266 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of options and are currently outstanding (and included as outstanding in Section 2.2(a) above), (ii) options to purchase 131,833 shares have been granted and are currently outstanding, and (iii) 517,145 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Incentive Plan, all of which remain uncommitted and unallocated. The Company has made available to the Investor a complete and accurate copy of the Incentive Plan.

2.3      Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity, other than Hope and and NeuroRX, Inc., each of which are wholly owned by the Company. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4        Valid Issuance of the Securities. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than with respect to applicable state and federal securities. The Shares will be issued in compliance with all applicable federal and state securities laws.

2.5       Brokerage Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Investor for a brokerage fee, finder’s fee or like payment in connection with the sale of the Shares.

2.6        Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, (ii) the notice and/or application(s) to each applicable trading market for the issuance and sale of the Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws.

2.7      Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer or director of the Company arising out of their employment or the Board of Director’s relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of this Agreement and the other agreements contemplated hereby, including the Hope Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Hope Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8       Intellectual Property.

(a)          The Company owns, possesses, has developed, or has acquired on commercially reasonable terms, legal rights to all Company Intellectual Property (defined below) sufficient to carry out its business as now conducted.

(b)         To the Company’s knowledge, no past or current product or service or activity of the Company has infringed or violated, or infringes or otherwise violates any Intellectual Property Rights (defined below) of a third person.

(c)         To the Company’s knowledge, by conducting the Company’s business as currently conducted or as presently proposed, the Company would not infringe or violate any of the Intellectual Property Rights of a third person. The Company has not received any unsolicited offers to license any Intellectual Property Rights from any third Person.

(d)         To the Company’s knowledge, no third person is presently infringing any Company-Controlled Intellectual Property (defined below) in a way that is expected to have a Material Adverse Effect.

(e)         Other than pursuant to: (i) standard end-user license or services agreements for the Company’s products and services on substantially the Company’s standard forms made available to the Investor, (ii) customary nondisclosure agreements entered into by the Company in the ordinary course of business (that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (iii) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (iv) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company, the Company has not granted to a third person any options, licenses, covenants not to assert, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company-Controlled Intellectual Property that are material to the Company’s business as now conducted.

(f)         Other than pursuant to: (i) standard license or services agreements for commercially available software products and cloud services non-exclusively licensed to Company under standard terms, which products and cloud services are not incorporated into the Company’s products or services; (ii) backup licenses from employees and contractors granted in connection with providing services to the Company; (iii) licenses to Open Source Software, (iv) customary nondisclosure agreements entered into by the Company in the ordinary course of business that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (v) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (vi) licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor (collectively, “Standard Inbound Agreements”), the Company is not bound by or a party to any options, licenses, covenants not to assert or other grants or agreements of any kind with respect to Intellectual Property Rights of any third Person that are material to the Company’s business as now conducted.

(g)         The Company has taken commercially reasonable measures to maintain and protect all confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret. To the Company’s knowledge, there has been no unlawful, accidental or unauthorized access to or use or disclosure of any confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret.

For purposes of this Agreement, (i) “Company Intellectual Property” means all Intellectual Property Rights that are owned, purported to be owned by, or in-licensed to the Company, or used by the Company in the conduct of the Company’s business as now conducted; (ii) “Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, that are recognized in any jurisdiction of the world, including such rights in patents, utility models, trademarks and tradenames, copyrights, trade secrets, and domain names (and any registrations of or applications to register any of the foregoing); and (iii) “Company-Controlled Intellectual Property” means (y) Intellectual Property Rights owned or purported to be owned by the Company and (z) Intellectual Property Rights exclusively in-licensed to the Company.

2.9       Agreements; Actions.

(a)    Except for the Hope Transaction Agreements and as otherwise disclosed by Company to Investor, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000 (other than employment agreements and offer letters); (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iii) any “most favored” provisions, Board of Directors observer rights, or other side letter agreements not otherwise disclosed pursuant to any other representation.

(b)    The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $2,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any material portion of its assets or rights, other than in the ordinary course of business.

(c)    The Company is not a guarantor or indemnitor of any indebtedness of any other person.

2.10     Certain Transactions.

(a)         Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and confidential information and invention assignment agreements; (ii) standard director and officer indemnification agreements approved by the Board of Directors; (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors; and (iv) the Hope Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers or directors, or any Affiliate thereof. “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, managing member, officer, director or trustee of such person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such person.

(b)         The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees or consultants, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company or any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.11     Tangible and Real Property. The tangible and real property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the tangible and real property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.12    Financial Statements; Liabilities. The Company has made available to the Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2023 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2024 (the “Balance Sheet Date”) (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements financial statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.13     Changes. Since the Balance Sheet Date, there has not been:

(a)    any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)    any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)    any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)    any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)    any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)    any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)    any resignation or termination of employment of any officer;

(h)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)    any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)    any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)    any sale, assignment or transfer by the Company of any Company-Controlled Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)    any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m)    any arrangement or commitment by the Company to do any of the things described in this Section 2.12.

2.14    Employee Matters

(a)    None of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Hope Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)    The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c)    To the Company’s knowledge, no officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d)    The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Board of Directors.

(e)    Each former officer or other employee who reported to the Chief Executive Officer, Chief Financial Officer, or Board of Directors has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f)    The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(g)    To the Company’s knowledge, none of the officers or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for such person’s business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining such person from engaging, or otherwise imposing limits or conditions on such person’s engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.15    Tax Returns and Payments. There are no taxes due and payable by the Company that have not been timely paid and no material withholding taxes required to be withheld by the Company that have not been withheld and timely paid over to the appropriate governmental agency. There have been no examinations or audits with respect to any taxes or tax returns of the Company, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding. The Company has duly and timely filed all income or other material tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16    Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.17    Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form made available to the Investor.

2.18    Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws; (ii) in any material respect of any instrument, judgment, order, writ or decree; (iii) in any material respect under any note, indenture or mortgage; (iv) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (y) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (z) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.19    Healthcare Laws. The Company is and has been in material compliance with all applicable Healthcare Laws. “Healthcare Laws” means all applicable federal, state, or local health care laws, each as amended, relating to the regulation of the Company, including but not limited to laws regarding fraud and abuse; kickbacks; self-referrals; fee-splitting; the operation of healthcare provider networks or risk bearing entities; beneficiary inducement, false claims, false billing, false coding, reimbursement, and reassignment; record retention; healthcare professional or entity licensure, qualifications, accreditations, or scope of practice requirements, including the practice of telehealth and healthcare professional supervision; the corporate practice of a learned or licensed healthcare profession; health information privacy laws, including those relating to mental health and substance abuse, HIPAA; and all applicable implementing regulations, rules, ordinances, and orders related to any of the foregoing.

2.20   Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Investors are accurate and complete in all material respects. The Company has not received any notices or correspondence from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

2.21     FDA Approvals

(a)    The Company possesses all required permits, licenses, registrations, certificates, authorizations, orders, exemptions, clearances and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials.

(b)    The Company has not received any notice of proceedings relating to the suspension, material modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (i) debarment by the FDA under 21 U.S.C. Sections 335a, or disqualification under any similar law, rule or regulation of any other governmental entities, (ii) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (iii) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities.

(c)    Neither the Company nor any of its officers, employees, or, to the Company’s knowledge, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (October 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy.

(d)    Neither the Company nor any of its officers, employees, or to the Company’s knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy.

2.22    Disclosure. The Company has made available to the Investor all the information that the Investor have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule and SEC Reports, and no certificate furnished or to be furnished to the Investor at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investor, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.23     Use of Proceeds. The Company will use the proceeds of the issuance of Shares issued hereunder only in compliance with (and not in contravention of) applicable laws.

2.24    Compliance with Laws. The Company and its subsidiary are in material compliance with, and are conducting their respective businesses and operations in material compliance with, the requirements of all applicable law and permits of any governmental authority having jurisdiction over the Company or its subsidiary.

2.25      Offering. Subject to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf has or will take any action that would cause the loss of such exemption.

2.26     Solvency. On the Closing Date after giving effect to the transactions contemplated by this Agreement, the Company, on a consolidated basis with Hope, will be able to pay its bills when the same become due.

2.27     Use of Shares as Collateral. Nothing in the Company’s policies, procedures, organizational documents or otherwise prohibits Investor from pledging the Shares as collateral, including in light of Investor’s right to appoint a board observer who may be a control person of Investor.

3.         Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company on the date hereof and on the Closing Date that:

3.1         Authorization. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. Such Investor has full power and authority to enter into this Agreement, and the Agreement constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by such Investor and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, partnership, limited liability company or similar legal action, as applicable, and no further consent or authorization of such Investor is required.

The execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Investor, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or the property or assets of such Investor, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

3.2         Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the Act or any applicable federal or state securities laws, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Such Investor is acquiring the Shares hereunder in the ordinary course of its business.

3.3         Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Shares, the merits and risks of investing in the Shares and the business, properties, prospects and financial condition of the Company. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

3.4         Investment Experience. Such Investor, either alone or together with its representatives, is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and has so evaluated the merits and risks of such investment. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5         Accredited Investor. At the time the Investor was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” within the meaning of Rule 501(a) under the Act.

3.6         No Disqualification Events. Neither (i) the Investor, (ii) any of its directors, managers, executive officers, other officers that may serve as a director, manager or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Investor is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act.

3.7        Restricted Securities. Investor understands that until the Shares are registered as required by this Agreement, they will be characterized as “restricted securities” under the federal securities laws inasmuch as the Shares have not yet been registered under the Act or under the “blue sky” laws of any jurisdiction and that under such laws and applicable regulations such securities may be resold only if registered pursuant to the Act or without registration under the Act, if eligible, pursuant to the provisions of Rule 144 promulgated by the SEC pursuant to the Act (“Rule 144”) or pursuant to another available exemption from the registration requirement of the Act. Such Investor represents that it is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Act. Such Investor has been advised and understands that the Company, in issuing the Shares, is relying upon, among other things, the representations and warranties of such Investor contained in this Section 3 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Act.

3.8        Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)    Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such Shares under the Act; or

(c)    Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof, including the representations and warranties in this Section 3, to the same extent as if he or she were an original Investor hereunder.

3.9        Exculpation Among Investors. The Investor acknowledges that it is not relying upon any person, firm or corporation in making its investment or decision to invest in the Company. Neither the Investor nor any of its controlling persons, officers, directors, partners, agents or employees shall be liable to any other equity holder in the Company for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10      Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.11      No General Solicitation. Such Investor is not, to such Investor’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement.

3.12     Certain Fees. No fees or commissions are or will be payable by such Investor to brokers, finders or investment bankers with respect to the purchase of any of the Shares or the consummation of the transactions contemplated by this Agreement or the Hope Transaction Agreements. The Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Investor or alleged to have been incurred by such Investor in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement or the Hope Transaction Agreements.

3.13      Information. Such Investor shall cooperate reasonably with the Company to provide any information reasonably necessary for the Company to make any applicable filings, including but not limited to, filings with the SEC and pursuant to applicable state securities laws.

3.14      Reliance by the Company. Such Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

4. Other Agreements.

4.1        Legends. Each certificate evidencing the Shares held by the Investor will be endorsed with a legend similar to the below.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE/CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

4.2        Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b)    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in this Section 4.2, without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 4.2) (and each party hereto acknowledges and agrees that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.2 shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

(c)    Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts sitting in New Castle County, State of Delaware, for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any governmental entity or any arbitration or mediation tribunal (“Action”) or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth on the signature pages attached hereto shall be effective service of process for any such Action or proceeding.

(d)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.2.

4.3        Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

4.4        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by e-mail or facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the purchase of the Shares, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The parties agree and acknowledge that this Agreement supersedes the Term Sheet in all respects and that the Term Sheet is hereby terminated.

4.8         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.9         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company or the Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor or Company, as the case may be (other than by merger).

4.10      Further Assurances. Each of the Company and the Investor shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions to assist and cooperate with the other parties hereto in doing all necessary items to consummate the transactions hereby contemplated.

4.11     Indemnification. Subject to the other terms and conditions of Section 2 of this Agreement, Company shall indemnify and defend Investor and its respective representatives (collectively, the "Investor Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to, or by reason of (i) any material inaccuracy in or breach of any of the representations or warranties of Company contained in this Agreement; (ii) any material breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Company pursuant to this Agreement; (iii) any claim by any director or officer of the Company who served in such capacity prior to the Closing, to the extent such claim relates to events, facts, conditions or circumstances existing or arising prior to the Closing; (iv) any claims by a current, former or alleged shareholder of the Company related to the transactions contemplated by this Agreement, other than a breach of this Agreement by Investor. Notwithstanding the above set forth in this Section 4.11, the obligation of the Company to indemnify the Investor Indemnities for any loss or cause of action referred to in clauses (i)-(iv) shall terminate and be of no further force and effect at such time as the SEC declares the Registration Statement effective.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereby executed this Second Amended and Restated Securities Purchase Agreement as of the day set forth above and in the acceptance set forth on the signature page which follows:

SUBSCRIPTION	ACCEPTANCE

$ 2,000,000	$ 2,000,000
Subscription Amount Tendered by Investor for the Shares	Subscription Amount Accepted by the Company for the Shares

Shares: 732,600

INVESTOR:

Name:
Title:

Address:

E-mail:

Social Security Number or Tax ID Number of Investor:

NRX PHARMACEUTICALS, INC.

By:	Jonathan Javitt
Title:	Chief Executive Officer

Address:	1201 Orange Street, Suite 600
Wilmington, DE 19801

E-mail:	jjavitt@nrxpharma.com